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                                                                   Exhibit 23.2

                  [MORGAN STANLEY MORTGAGE CAPITAL LETTERHEAD]



                                          March 26, 1998



Mr. Martin Aaron
Aaron & Wright Incorporated
2600 Southwest Freeway
Suite 708
Houston, Texas 77098

Dear Marty:

         We would like to hire Aaron & Wright to perform market studies for 46 properties owned by CenterAmerica Property Trust, L.P. ("CenterAmerica") for use by Morgan Stanley Mortgage Capital Inc. ("MSMC") in connection with its underwriting of a loan (the "Loan") to a subsidiary of CenterAmerica and the subsequent securitization (the "Securitization") of such Loan on the following terms and conditions.


         Properties: 46 properties (the "Properties") owned by CenterAmerica Capital Partnership, L.P., each of which is located in the State of Texas.


         Scope of Work: Aaron & Wright will prepare a market study for each of the Properties substantially in the form of Exhibit A.


         Fees: $65,000 for all 46 market studies, which amount includes all of Aaron & Wright's fees, costs and expenses. This fee shall be paid as follows:
$32,500 shall be paid upon the execution and delivery of this letter agreement and $32,500 shall be paid upon completion of the market studies.


         Timing: All of the market studies will be completed and delivered to MSMC within 3 weeks of the date hereof, time being of the essence.




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Mr. Martin Aaron
March 26, 1998
Page 2




         Intended Use of Market Study: The market studies are to be used in connection with MSMC's underwriting and financing of the Loan and in connection with the Securitization.



         Complete Market Study: Aaron & Wright will deliver complete market studies for each of the Properties. The results of the market studies will be conveyed in three copies of the reports. In addition, the complete reports will be delivered on diskette.


         Inclusion in Offering Materials: By signing where indicated below, you consent to the inclusion of any form (whether in paper or digital format, including any electronic media such as CD-ROM or the Internet) of the Prospectus Supplement relating to MSMC's or its affiliates' Commercial Pass-Through Certificates (which you understand is a type of "Securitization" defined as an offering of debt securities that, as applicable, are registered with the Securities Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") or are privately placed pursuant to an exemption from the Act, in which the Properties are part of a pool of properties owned by various non-affiliated owners collateralizing such offering) of your market studies with respect to each of the Properties, and you consent to the reference to Aaron & Wright under the caption "Experts" in such Prospectus Supplement.


         Availability: By signing where indicated below, you agree to cooperate in answering questions in connection with the Securitization. You also agree to respond to appropriate reviews of the market studies.


         Wiring Instructions: The initial payment of $32,500 shall be sent by wire to the following account:


                  Frost National Bank
                  Routing Number 114000093
                  To Credit Frost National Bank
                  To Further Credit Aaron & Wright Incorporated
                  Account #130059584


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Mr. Martin Aaron
March 26, 1998
Page 3




         If the foregoing is acceptable to you please indicate your agreement to be bound by the terms contained herein by signing where indicated below.

                                                Very truly yours,



                                               /s/Shirish Godbole
                                               -----------------------
                                                  Shirish Godbole
                                                  Vice President







Agreed to and Consented:

AARON & WRIGHT INCORPORATED


By:      /s/Martin Aaron
         ---------------------------------
         Name: Martin Aaron MAI, SRA
         Title:   Principal



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                                   EXHIBIT A




                              FORM OF MARKET STUDY